UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance and Sale of 4.5% Series A Convertible Preferred Stock

As previously reported on the Current Report on Form 8-K filed on November 19, 2020 by FireEye, Inc., a Delaware corporation (the “Company”), the Company entered into: (i) a Securities Purchase Agreement with Blackstone Delta Holdings DE L.P. (formerly known as BTO Delta Holdings DE L.P.), an investment vehicle of funds affiliated with The Blackstone Group Inc. (“Blackstone”), and (ii) a Securities Purchase Agreement with ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC (collectively, “ClearSky” and together with Blackstone, the “Purchasers”), in connection with the issuance and sale (the “Private Placement”) of an aggregate of 400,000 shares of a newly designated 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a price of $1,000 per share, for an aggregate purchase price of $400,000,000 (each a “Financing Agreement” and together the “Financing Agreements”).

On December 11, 2020, the Company entered into an Amendment to each of the Financing Agreements with Blackstone and ClearSky, respectively (the “Financing Agreement Amendments”), to change the conversion price for the Series A Preferred Stock set forth in the Certificate of Designations (as defined below) to $17.25 per share, subject to certain customary adjustments in the event of certain adjustments to the Common Stock.

The foregoing summary of the Financing Agreement Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Financing Agreement Amendments, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated by reference.

On December 11, 2020, the parties completed the Private Placement (the “Closing Date”).

Certificate of Designations

Each share of Series A Preferred Stock has the powers, designations, preferences, and other rights of the shares of such series as are set forth in the Certificate of Designations of the Series A Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on December 11, 2020 (the “Certificate of Designations”).

The Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.0001 per share (“Common Stock”) with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company (a “Liquidation”).

Upon a Liquidation, each share of Series A Preferred Stock is entitled to receive an amount per share equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends and (ii) the amount that the holder of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Series A Preferred Stock were converted into Common Stock (the “Liquidation Preference”). The initial purchase price of the Series A Preferred Stock is $1,000 per share (the “Original Purchase Price”). The Holders are entitled to dividends on the Original Purchase Price paid by the Purchaser at the rate of 4.5% per annum that (i) for the first three years after the Closing Date will be paid in-kind, and (ii) after the third anniversary of the Closing Date, will, at the Company’s election either be paid in cash, or, if not, will accrue and accumulate, in each case, accruing daily and paid quarterly in arrears. The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.

Conversion Rights

The Holder has the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $17.25 per share subject to certain customary adjustments in the event of certain adjustments to the Common Stock. After the third anniversary of the Closing Date, subject to certain conditions, the Company may, at its option, require conversion of all of the outstanding shares of Series A Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Holders of the election to convert, the closing price of the Common Stock is at least 175% of the conversion price.

Redemption Rights

After the seventh anniversary of the Closing Date, each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Series A Preferred Stock for cash at a price equal to the Original Purchase Price paid by the Purchaser plus any accrued and unpaid dividends. Upon a “Fundamental Change” (involving a change of control, bankruptcy, insolvency, liquidation or de-listing of the Company as further described in the Certificate of Designations), each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Series A Preferred Stock for an amount equal to the Liquidation Preference at a repurchase price calculated in accordance with the Certificate of Designations plus any accrued and unpaid dividends.

Voting & Consent Rights

The Holders are generally entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to certain Nasdaq voting limitations, if applicable.

Additionally, the consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock is required for so long as any shares of the Series A Preferred Stock remain outstanding for (i) amendments to the Company’s organizational documents that have an adverse effect on the holders of Series A Preferred Stock and (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock. In addition, for so long as 25% of the Series A Preferred Stock issued in connection with the Financing Agreements remains outstanding, consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock is required for (i) any change to the size of the Board of Directors of the Company (the “Board”), (ii) any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting and (iii) incurrence by the Company of net debt in excess of $350,000,000.

Governance Rights

As previously reported on the Current Report on Form 8-K filed on November 19, 2020 by the Company, for so long as Blackstone holds 65% of the Series A Preferred Stock issued to it under the Financing Agreement, Blackstone has the right to nominate for election one member to the Board, provided that Blackstone’s initial nominee will be appointed to the Board at the Closing Date as a Class I director and will not be entitled to any compensation from the Company for his service. Blackstone has appointed Viral Patel as its initial nominee as further discussed under the heading “Appointment of New Directors.”

Under the Financing Agreements, for so long as Blackstone has the right to nominate a director for election to the Board or ClearSky has the right to appoint a non-voting observer to the Board (as described below) (as applicable), such Purchaser has agreed to vote all of its shares of Series A Preferred Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased pursuant to the Private Placement or any other shares of Common Stock owned by such Purchaser (i) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (ii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (iii) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series A Preferred Stock to increase the authorized shares of capital stock.

For so long as ClearSky holds 65% of the Series A Preferred Stock issued to it under the Financing Agreement, ClearSky is entitled to designate one non-voting observer to the Board.

Standstill

Additionally, until the latter of (i) the date (x) Blackstone no longer has the right to designate or nominate a director to the Board or (y) ClearSky is no longer entitled to designate one non-voting observer to the Board (as applicable) or (ii) the first anniversary of the Closing Date, such Purchaser is subject to certain standstill restrictions pursuant to which such Purchaser will be restricted, among other things and subject to certain customary exceptions, from (i) acquiring more than 5% of the Company’s outstanding Common Stock or securities exchangeable for or convertible into the Common Stock (excluding for these purposes, shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock); (ii) making, participating in or encouraging any proxy solicitation; (iii) seeking representation on the Board (beyond the representation provided for above); (iv) seeking to publicly change or influence the policies or management of the Company (beyond their right to do so based on their representation on the Board); (v) submitting any shareholder proposal to the Company; and (vi) publicly proposing any change of control or other material transaction involving the Company; or supporting or encouraging any person in doing any of the foregoing.

Registration Rights Agreements

On December 11, 2020, the Company entered into (i) a Registration Rights Agreement with Blackstone Delta Holdings DE L.P. (the “Blackstone Registration Rights Agreement”), and (ii) a Registration Rights Agreement with ClearSky (the “Clearsky Registration Rights Agreement” and, together with the Blackstone Registration Rights Agreement, the “Registration Rights Agreements”), each dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the holders of shares of Series A Preferred Stock and Common Stock issued upon conversion of Series A Preferred Stock will have certain customary registration rights with respect to such shares of Series A Preferred Stock and Common Stock issuable upon conversion of Series A Preferred Stock.

The foregoing descriptions of the Certificate of Designations and the Registration Rights Agreements do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Certificate of Designations and the Registration Rights Agreements, which are attached hereto as Exhibits 3.1, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information under Item 1.01 is incorporated herein by reference.

As described in Item 1.01, on the Closing Date, the Company issued 400,000 shares of a newly designated 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share, at a price of $1,000 per share for $400,000,000. The Company offered and sold the shares of Series A Preferred Stock to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company will rely on this exemption from registration based in part on representations made by Purchasers in the applicable Financing Agreements.

Item 3.03	Material Modification to Rights of Security Holders.

The information under Item 1.01 is incorporated herein by reference.

Item 5.02	Election of Directors.

Appointment of New Directors

On December 11, 2020, the Board appointed Viral Patel to serve as a member of the Board, effective as of the Closing Date. Mr. Patel will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2023. In addition, Mr. Patel was appointed as a member of a special committee of the Board formed by the Board pursuant to the Financing Agreements (the “Special Committee”), effective as of the Closing Date. Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Patel, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Patel was selected as a director.

On December 11, 2020, the Board appointed Arthur W. Coviello, Jr. to serve as a member of the Board, effective December 11, 2020. Mr. Coviello will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2023. In addition, Mr. Coviello was appointed as a member of the Special Committee, effective December 11, 2020. There are no arrangements or understandings between Mr. Coviello, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Coviello was selected as a director.

In accordance with the Company’s Outside Director Compensation Policy, as amended (the “Outside Director Compensation Policy”), Mr. Coviello will be granted a restricted stock unit award on December 11, 2020 with a total value of $400,000 (as calculated pursuant to the terms of the Outside Director Compensation Policy). The award will vest over three years, with one-third (1/3rd) of the restricted stock units subject to the award vesting on each anniversary of the date of grant, in each case subject to Mr. Coviello continuing to serve on the Board through the applicable vesting date. The restricted stock units are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related restricted stock unit award agreement. Furthermore, Mr. Coviello is entitled to receive annual fees in accordance with the terms and conditions of the Outside Director Compensation Policy. The Company will also reimburse Mr. Coviello for reasonable expenses in connection with his services to the Company and attendance of Board and committee meetings in accordance with the Company’s established policies. A copy of the offer letter between Mr. Coviello and the Company is attached as Exhibit 10.5 to this Current Report on Form 8-K.

In addition, Messrs. Patel and Coviello have executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release, dated December 11, 2020, relating to the closing of the Private Placement and the appointments of Messrs. Patel and Coviello to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of the Company

10.1	Amendment to Securities Purchase Agreement by and between the Company and Blackstone Delta Holdings DE L.P. (formerly known as BTO Delta Holdings DE L.P.) dated December 11, 2020

10.2	Amendment to Securities Purchase Agreement by and among the Company, ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC dated December 11, 2020

10.3	Registration Rights Agreement by and between the Company and Blackstone Delta Holdings DE L.P. dated December 11, 2020

10.4	Registration Rights Agreement by and among the Company, ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC dated December 11, 2020

10.5	Offer Letter between the Company and Arthur W. Coviello, Jr., dated December 10, 2020

99.1	Press Release dated December 11, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: December 11, 2020	By:	/s/ Alexa King
Alexa King
Executive Vice President, General Counsel and Secretary